Exhibit 10.17

PLAIN ENGLISH EQUIPMENT LOAN AND SECURITY AGREEMENT

This is a PLAIN ENGLISH EQUIPMENT LOAN AND SECURITY AGREEMENT dated as of June 22, 2012 by and between RINGCENTRAL, INC., a California corporation, and RCLEC, INC., a Delaware corporation, both as borrowers, and TRIPLEPOINT CAPITAL LLC, a Delaware limited liability company, as lender.

The words “We”, “Us”, and “Our” refer to TRIPLEPOINT CAPITAL LLC. Unless otherwise specified, the words “You” and “Your” refer to each of and both of RINGCENTRAL, INC. and RCLEC, INC., not to any individual and RINGCENTRAL, INC. and RCLEC, INC. shall be jointly and severally liable for any and all of Your agreements and obligations under this Agreement. The words “the Parties” refers to each and all of TRIPLEPOINT CAPITAL LLC, RINGCENTRAL, INC. and RCLEC, INC. This Plain English Equipment Loan and Security Agreement may be referred to as the “Agreement”.

The Parties agree to the following mutual agreements and conditions listed below:

EQUIPMENT LOAN FACILITY INFORMATION

Facility Number Part 1: 0745-LO-01H/-01S Part 2: 0745-LO-02H/-02S		Commitment Amount Part 1: $10,000,000 Part 2: $10,000,000, Upon Request and Additional Approval and execution of a warrant agreement in substantially the form of the Part 1 Warrant Agreement.

Minimum Advance Amount None	Use of Proceeds Part 1 & Part 2: Up to 20% of each Part may be used for software, Soft Costs and custom or specialized equipment.	Availability Period Part 1: 6/22/12 – 6/21/13 Part 2: Upon availability through 6/21/13	Loan Term Part 1: 36 Months Part 2: 36 Months

Interest Rate

Part 1: Prime Rate plus 2.5%

Part 2: Prime Rate plus 2.5%

(Prime Rate as published in the Wall Street Journal the day before any Advance is funded however, in no event shall the Prime Rate be less than 3.25%)

Upon each Advance the interest rate shall be fixed, as set forth in this Loan Agreement.

	End Of Term Payment 10% of each Advance.	Facility Fee Part 1: $100,000 due upon the Closing Date. Part 2: $100,000 due upon the availability of the Part 2 Commitment Amount.	Advance Payment The last monthly payment of each Promissory Note shall be due upon the Advance.

OUR CONTACT INFORMATION

Name TriplePoint Capital LLC	Address For Notices 2755 Sand Hill Rd., Ste. 150 Menlo Park, CA 94025 Tel: (650) 854-2090 Fax: (650) 854-1850	Contact Person Sajal Srivastava, COO Tel: (650) 233-2102 Fax: (650) 854-2094 email: legal@triplepointcapital.com

YOUR CONTACT INFORMATION

Customer Name RingCentral, Inc. RCLEC, Inc.

Address For Notices/Billing

1400 Fashion Island Boulevard

Suite 700

San Mateo, CA 94404

With a copy to General Counsel

(Unless Noted Differently On Promissory Notes, the Equipment Location is the Same as Above)

Contact Person Robert Lawson, CFO Tel: (650) 376-0007 Fax: (650) 376-0007 email: bob.lawson@ringcentral.com

Capitalized terms defined in the table on Page 1 and 2 of this Agreement shall have the meanings given to those terms in such table, and other capitalized terms not otherwise defined in the body of this Agreement are defined in Section 22. Any accounting term not specifically defined herein shall be construed in accordance with GAAP, and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules.

1. WHAT THE PARTIES AGREE TO FINANCE; DESIGNATION OF LEAD BORROWER

Provided that the conditions in Sections 6 and 7 in this Agreement are met, We will lend to You the Commitment Amount as reflected on Page 1 of this Agreement and You agree to use such proceeds only to finance Equipment, as defined below. We will lend to You advances (each an “Advance”) in minimum amounts as set forth on Page 1 of this Agreement up to a maximum of the Commitment Amount as provided on Page 1. Our obligation to fund Advances under this Agreement will end on the last day of the Availability Period noted on Page 1.

“Equipment” will consist of all present and future existing standard, third party off-the-shelf resalable equipment, as such term is defined in the UCC, consisting of personal computers, laptops, workstations, routers, phone systems, office equipment, electronic test equipment, manufacturing equipment, production equipment, medical device equipment, healthcare testing equipment, biotechnology equipment, office furniture and other equipment that We approve in writing. Equipment WILL NOT (unless otherwise noted in this Agreement) include rolling stock, custom or specialized equipment, installation costs, delivery costs, freight, leasehold improvements, special tooling and molds, software, handheld items, taxes and other fungible items.

RCLEC, INC. hereby designates RINGCENTRAL, INC. as its representative and agent on its behalf for the purposes of giving and receiving all Advance Requests and all other notices and consents under this Agreement or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of RCLEC, INC. under this Agreement and the other Loan Documents. RINGCENTRAL, INC. hereby accepts such appointment. We may regard any notice or other communication pursuant to this Agreement or any other Loan Document from RINGCENTRAL, INC. as a notice or communication from all of You, and may give any notice or communication required or permitted to be given to any of You hereunder to RINGCENTRAL, INC. on behalf of each of You. Each of You agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on Your behalf by RINGCENTRAL, INC. shall be deemed for all purposes to have been made by each of You and shall be binding upon and enforceable against each of You to the same extent as if the same had been made directly by each of You.

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2. YOU WILL ENTER INTO MULTIPLE PROMISSORY NOTES

The Plain English Promissory Note in the form of Exhibit A (the “Promissory Note”) is the document the Parties will enter into each time an Advance is to be funded. The Promissory Note will contain the specific financial terms of the Advance (e.g. amount funded, interest rate, maturity date, advance date, payment due dates etc.) and all of the terms and conditions of this Agreement are incorporated in and made a part of each Promissory Note. There may be multiple Promissory Notes associated with this Agreement.

3. YOUR LOAN FACILITY COMMITMENT AMOUNT MAY BE DIVIDED INTO PARTS

The Commitment Amount and/or its corresponding parts (if any) will be noted on Page 1 of this Agreement (“Parts”). For purposes of this Agreement, references to the Commitment Amount shall mean the Part or Parts which are available and in effect. Certain terms or conditions associated with the availability of such Part are listed on Page 1 of this Agreement. As to any Part that is available “Upon Request and Additional Approval”, You are required to make a request to utilize that additional Part in writing to Us (the “Commitment Increase Request Notice”), prior to Your submission of a corresponding Advance Request. After Our receipt of the Commitment Increase Request Notice, We will review the information available to Us and conduct any legal and business due diligence deemed necessary by Us in connection with Our attempt to obtain Our requisite credit approvals. Our agreement to consider providing the additional Part is not, and is not to be construed as, a commitment, offer, or agreement to provide such additional Part.

4. ORDERING EQUIPMENT

You may order Equipment from any vendor, manufacturer or third party of Your choice. You will select all of Your Equipment and will not rely on Us at all when selecting Your Equipment. We may offer services to assist You in ordering Equipment. You are under no obligation to use these services. Not all of the Equipment that You order may be eligible for placement under this Agreement – only Equipment which meets the terms and conditions of this Agreement may be placed on this Agreement, as determined in Our sole discretion.

You are responsible for all ordering, delivery, and transportation expenses as well as in-transit insurance to Your premises and installation and set-up costs of the Equipment. These expenses are not covered under this Agreement.

5. PAYING FOR THE EQUIPMENT

You must fully pay for the Equipment and request Advances from Us in order for Us to reimburse You. In addition to the requirements of Section 6 and 7 set forth below, Our obligation to make any Advance is contingent upon all of the following conditions being met to Our satisfaction:

•	The Equipment meets the definition of Equipment and We approve it.

•	You have timely submitted the invoices for the Equipment, proof of payment and the Advance Request to Us as outlined below in Section 6.

•	The amount of the Advance Request plus the aggregate amount of all other Advances that We have already made to You does not exceed the Commitment Amount currently available.

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The amount of the Advance Request does not exceed one hundred percent (100%) of the invoice amount of the Equipment that We have approved, excluding tenant improvements, taxes, shipping, warranty charges, freight discounts, installation expenses or other costs or expenses for which You are responsible (unless such additional amounts constitute permitted software or Soft Costs permitted pursuant to the terms of this Agreement).

•	You shall have purchased the Equipment that is the subject of each Advance within the period outlined in Section 6.

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6. HOW YOU WILL REQUEST ADVANCES

In addition to the requirements of Section 7 set forth below, You agree to deliver the information and documents listed below (collectively, the “Designated Information”) as a condition to having Us extend an Advance to You:

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You will submit to Us (by facsimile, mail or electronic mail) a completed Advance Request in the form attached as Exhibit B signed by the Chief Executive Officer, President or Chief Financial Officer of RINGCENTRAL, INC.

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Such Advance Request must be submitted and received by Us no later than 5:00 p.m. PT five (5) Business Days prior to the last day of the applicable Availability Period. Any Advance Request submitted after 5:00 p.m. PT will be considered received the following Business Day.

•	Each Advance Request will state a requested funding date that is at least ten (10) Business Days after the date such Advance Request is submitted to Us.

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In addition to the Advance Request, You will submit the invoices for the Equipment and proof of payment and any further proof that We may require to indicate You have clear title and ownership of the Equipment, such proof to be satisfactory to Us.

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You will submit serial numbers, inventory numbers and any other identifying marks We request of the Equipment to Us (We may provide You with an electronic spreadsheet for You to complete this information).

After We check and approve the information You provide in the Advance Request We will prepare and provide to You a Promissory Note and an amortization schedule for Your signature. Upon receipt of the Promissory Note signed by Your authorized officer and confirmation that all of the conditions have been met, We will then make an Advance to You based on the following:

•	For Equipment purchased after the Closing Date, and for which the Designated Information has been submitted to Us within ninety (90) days of the invoice date: 100% of original net Equipment cost.

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For Equipment purchased from June 1, 2010 through the Closing Date, and for which the Designated Information has been submitted to Us within the first sixty (60) days of the Closing Date: 100% of original net Equipment cost.

All the terms, conditions, and covenants of this Agreement shall apply to all Advances whether or not each Advance is evidenced by a Promissory Note. You agree that We may rely on, and shall be fully protected in relying upon, any notice or Advance Request given by any person We reasonably believe to be Your authorized representative without the necessity of Our conducting an independent investigation, including Your contact person listed on Page 1.

7. CONDITIONS FOR US TO MAKE LOANS TO YOU

Our obligation to fund any Advance that You request under this Agreement is subject to satisfaction of each of the conditions set forth in Sections 6 and 19 and each of the following conditions:

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The representations and warranties in this Agreement shall be true, complete and correct in all material respects on and as of the date(s) We fund such Advance with the same effect as though they were made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall remain true, complete and correct in all material respects as of such date; provided, however, that such materiality qualifiers shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof. Each Advance Request will constitute Your representation and warranty on the relevant Advance date as to the matters provided in Sections 13 and 14 and as to the matters set forth in the Advance Request.

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You shall be in compliance with all the terms and provisions set forth in this Agreement, each Promissory Note and each other Loan Document, and at the time of and immediately after such Advance: (a) no Default or Event of Default (as defined in Section 16) shall have occurred and be continuing, and (b) no fact or conditions shall exist that would (or would with the passage of time, the giving of notice, or both) constitute an Event of Default under this Agreement or any other Loan Document.

•	You are not in default under any other agreement with Us or any other lessor or lender, the result of which would allow the lessor, lender or any secured party to demand immediate payment.

•	You shall provide Us with all appropriate assignments, notices and other agreements that are necessary or desirable to perfect or maintain Our first priority Lien in all of the Collateral.

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•	You shall have paid to Us the Facility Fee relating to such Advance.

•	No event or circumstance shall exist or have occurred that has had or could reasonably be expected to have a Material Adverse Effect.

•	You shall submit Your Advance Request to Us not later that the last day of the Availability Period.

•	You shall have delivered to Us the Warrant Agreement.

•	You shall submit to Us any other documents and other information that We may request.

8. YOU MAY PREPAY YOUR PROMISSORY NOTES

You may at any time prepay any Promissory Notes by paying the remaining outstanding principal amount and all accrued interest calculated as if the date of such prepayment occurred on the next scheduled monthly payment date per the respective Promissory Note and the End of Term Payment, if any.

9. THE MAXIMUM RATE OF INTEREST & ADDITIONAL WARRANTS TO PURCHASE STOCK

Maximum Rate of Interest. It is not Our intent to receive interest at a rate greater than the maximum rate permissible by law, which We shall call the “maximum rate”. If a court determines You have actually paid Us interest based on a rate that exceeds the maximum rate, then We shall apply the excess as follows: first, to the payment of the outstanding principal amount of the Secured Obligations; second, after all principal is repaid, to the payment of Our accrued interest and any other principal, interest, fees, costs or other amounts owed by You to Us in respect of the Secured Obligations; and third, after all amounts owed by You to Us are repaid, the excess (if any) shall be refunded to You.

Default Interest. In the event that You do not pay any interest when due, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Page 1. Upon and during an Event of Default, all principal, interest or other amounts owed by You to Us shall bear interest at a rate per annum equal to the rate set forth in Page 1 plus five percent (5%) per annum (the “Default Rate”).

10. YOU OWN THE EQUIPMENT AND GRANT US A SECURITY INTEREST

Each of You grants to Us a first priority, continuing security interest in and Lien upon all of Your right, title and interest in all Equipment financed under this Agreement now existing or acquired in the future, wherever it may be located, and all proceeds of such Equipment and all additions, upgrades, and accessions to, substitutions and replacements for such Equipment, together with all attachments, components, parts, and accessories installed thereon or affixed thereto, (collectively, the “Collateral”).

11. HOW AND WHAT WILL YOU PAY US

Payments. The first payment date for each Advance will be the first day of the month following the month in which the Advance was funded, unless that Advance is funded on the first business day of that month, in which case the first payment date shall be the Advance Date.

Each Promissory Note shall be due in thirty-six (36) equal monthly installments of principal and interest, payable on the first day of each month through the last payment date (unless that date falls on a weekend or national holiday in which event such payment shall be due on the previous business day).

Interest. The principal balance of each Promissory Note shall accrue interest at the percentage per year as indicated on Page 1 of this Agreement, and shall be computed daily on the basis of a year consisting of 360 days for the actual number of days occurring in the period for which such interest is payable, and interest shall accrue in advance from the Advance Date.

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Interim Payment. In the event an Advance is made on any day other than the first business day of the month, You shall make payment to Us on the Advance Date in an amount equal to the per diem interest for the time from the Advance Date through and including the last day of the month in which the Advance is funded.

Any amounts that You repay on the Advances may not be re-borrowed.

Miscellaneous. Payments are due electronically by automatic debit through Automated Clearing House (ACH) payment on or before the first day of each month. You agree to fill out and execute the electronic funds transfer/automatic debit Authorization form that We provide. If We do not receive any payments from You within two (2) business days after they are due, You will pay a late charge on the overdue amount. The late charge will be equal to five percent (5%) of the amount due for each month not paid when due and until such time as payment is received. Any interest not paid when due shall be compounded by becoming a part of the Secured Obligations, and such interest shall then accrue interest at the rate then applicable under this Agreement and the applicable Promissory Note. All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that We will receive the entire amount of any Secured Obligations payable under this Agreement, regardless of the source of payment.

12. INSURANCE, RISK OF LOSS, AND DAMAGE TO THE EQUIPMENT

So long as there are any Secured Obligations outstanding, You agree to the following:

•	You relieve Us of responsibility for all risks of physical damage to or loss or destruction of the Collateral.

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You shall carry and maintain insurance upon the Collateral, insuring against all risks (or equivalent) of physical loss or damage howsoever caused, in an amount not less than the replacement value of the Collateral. You shall carry and maintain casualty insurance for each item of Collateral from an insurance provider who is acceptable to Us. All such insurance shall be in form, with companies, and in amounts reasonably acceptable to Us.

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You shall submit to Us certificates of insurance, which reflect Your compliance with Your insurance obligations under this Agreement. The certificates of insurance shall state that (i) We are an additional insured for commercial general liability and a loss payee for all risk property damage insurance; (ii) the coverage evidenced is primary and non-contributory to any insurance obtained by Us; and (iii) a waiver of subrogation in favor of Us has been agreed to. The certificates shall further provide for a minimum of thirty (30) days advance written notice will be endeavored to be provided to Us of cancellation. Any failure by Us to scrutinize such insurance certificates is not a waiver of any of Our rights, all of which are reserved.

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You shall provide Us with certificates or other evidence of insurance acceptable to Us upon the occurrence of Our funding each Promissory Note. In the event that You do not provide Us with proof of insurance within thirty (30) days of the Advance Date of a Promissory Note, We will obtain such insurance on Your behalf and charge You for such insurance, plus a twenty percent (20%) administrative surcharge.

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If the Collateral is ever damaged, You will promptly repair it, unless such Collateral is either lost or totally destroyed. Within thirty (30) days of the loss or total destruction of the Collateral, You must provide written notice of that loss to Us. You will have the option to either: (a) replace the item of Collateral with the same or better model, type, manufacturer and configuration, or (b) pay Us in a lump sum the unpaid balance of the remaining monthly payments under this loan and the percentage used to calculate the End of Term Payment, if any, of the Collateral’s original purchase price, discounted to present value at the current Prime Rate.

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If any insurance proceeds are paid as a result of any such loss or damage to the Collateral, You agree that such insurance proceeds shall be paid to Us and We will apply it towards Your payment obligations under this Agreement.

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You agree to carry bodily injury and property damage liability insurance during the term of any Promissory Note and against risks customarily insured against. Your insurance certificate shall state that We are an additional insured for commercial general liability.

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13. REPRESENTATIONS AND WARRANTIES FROM YOU

Each of You represents and warrants to Us that:

•	Collateral Title. One or both of You own all right, title and interest in and to the Collateral, free of all Liens whatsoever, except for Permitted Liens.

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Granting of Lien. You have the full power and authority to, and do grant and convey to Us, a Lien on the Collateral as security for the Secured Obligations free of all Liens other than Permitted Liens, and shall execute such notices, assignments, and other agreements, in connection herewith, as We may reasonably request to perfect and obtain the priority of Our Lien on the Collateral. Except for Permitted Liens, the Collateral is not subject to any Liens.

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Due Organization. You are a corporation duly organized, legally existing and in good standing under the laws of the State of your organization and are duly qualified as a foreign corporation in all jurisdictions in which the nature of Your business or location of Your properties requires such qualifications and where the failure to be qualified would result in an event which individually or together with any other event, could reasonably be expected to have a Material Adverse Effect.

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Authorization, Validity and Enforceability. Your execution, delivery and performance of the Promissory Notes, this Agreement, all financing statements, all other Loan Documents (i) have been duly authorized by all necessary corporate action, and (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than the Liens created by this Agreement and the other related Loan Documents. The person or people executing this Agreement and other Loan Documents are duly authorized to do so, and the Loan Documents and each term and provision thereof are Your legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws generally affecting the enforcement of the rights of creditors and equitable principles (regardless of whether enforcement is sought in equity or at law).

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Litigation. Except as disclosed in the Disclosure Letter, there are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to Your knowledge, threatened in writing against or affecting You or any of Your business, property or rights (i) which involve any Loan Document or Excluded Agreement or (ii) which could reasonably be expected to, individually or in the aggregate result in an event which individually or together with any other event, have a Material Adverse Effect.

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Compliance with Applicable Laws. You are not in violation of any law, rule or regulation or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

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Conflict. Neither this Agreement nor any other Loan Document (a) violates any provisions of Your articles or certificate of incorporation, bylaws or any law, regulation, order, injunction, judgment, decree or writ to which You are subject or (b) conflicts with or results in the breach or termination of, constitutes a default under or accelerates or permits the acceleration of any performance required by, any material lease, agreement or other contract to which You are a party or by which You or any of Your property is bound.

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Further Consent. The execution, delivery and performance of this Agreement and the other Loan Documents do not require the consent or approval of any other governmental authority, including any regulatory authority, or governmental body of the United States or any State or any political subdivision or the United States or any state.

•	Material Adverse Effect. As of the date hereof, since December 31, 2011, no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred or is continuing.

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Other Defaults. You are not in default in any manner under any provision of any indenture or other agreement or instrument evidencing material Indebtedness, to which You are a party or by which You or any of Your properties or assets are or may be bound, in each case where such default could result in an event which, individually or together with any other event, could reasonably be expected to have a Material Adverse Effect.

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Information Correct. No information, report, Advance Request, financial statement, exhibit or schedule furnished by or on behalf of You to Us in connection with the negotiation of any Loan Document contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements, in the light of circumstances under which they were, are or will be made, not misleading. (it being recognized by You that projections and estimates as to future events are not to be viewed as facts and that the actual results during the period or periods covered by any such projections and estimates may differ materially from projected or estimated results).

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Filing of Taxes. You have filed all required federal, state and local tax returns (or filed appropriate extensions for the filing of such returns), except to the extent such failure to file could not reasonably be expected to cause a material adverse effect on Your business and has not resulted in the creation of a Lien having priority over Our Lien other than Permitted Liens. Subject to Section 14, Paragraph “Taxes”, You have fully paid or You have reserved for and are contesting in good faith all taxes or installments (including any interest or penalties), except to the extent such failure to do so could not reasonably be expected to cause a material adverse effect on Your business and has not resulted in the creation of a Lien having priority over Our Lien other than Permitted Liens. You have fully paid or reserved for and are contesting in good faith all material tax assessments that You have received for the 3 years preceding the Closing Date.

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ERISA Compliance. You have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Your failure to comply with ERISA that is reasonably likely to result in Your incurring any liability that could reasonably be expected to have a Material Adverse Effect.

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Hazardous Waste. None of Your properties or assets has ever been used by You or, to Your knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to Your knowledge, none of Your properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by You; and You have not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by You resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

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Your Information. As of the Date hereof, your present name, former names (if any) used in the past 5 years, locations, and other information are correctly and completely stated on the attached Exhibit C.

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Operation of Business. As of the date hereof, You own, possess, have access to, or can become licensed on reasonable terms under all patents, patent applications, trademarks, trade names, inventions, franchises, licenses, permits, computer software and copyrights necessary for the operation of Your business as now conducted, with no known infringement of, or conflict with, the rights of others. You have taken reasonable measures to avoid liability from infringement by third parties using your facilities; in particular You have complied with the requirements of the Digital Millennium Copyright Act for notice and takedown.

14. YOUR COVENANTS TO US

So long as the Secured Obligations (other than inchoate indemnity obligations) have not been fully and indefeasibly paid in cash in full or We have any obligation to make Advances, each of You covenants to the following:

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Legal Existence and Qualification. You will maintain Your, and each of Your Subsidiaries’, legal existence and good standing in Your and their respective jurisdictions of formation or organization, except as otherwise permitted under Section 14, Paragraph “Mergers or Acquisitions” and maintain qualifications to do business in all jurisdictions in which the nature of Your business or location of Your properties require such qualifications and where the failure to be qualified would result in an event which, individually or together with any other event, would have a Material Adverse Effect.

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Compliance with Laws. You will comply with all laws (including, without limitation, environmental laws) rules, regulations applicable to, and all orders and directives of any governmental or regulatory authority having jurisdiction over, You or Your business, and with all material agreements to which You are a party, except where the failure to so comply would not have a Material Adverse Effect. You shall not become an “investment company” or controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of Your important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any loan for such purpose. You shall not fail to meet the minimum funding requirements of ERISA, permit a reportable event or prohibited transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act.

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Additional Documents and Assurances. You will from time to time execute, deliver and file, alone or with Us, any security agreements, or other documents to perfect or give first priority to Our Lien on the Collateral. You will from time to time obtain any instruments or documents as We may request, and take all further action that may be reasonably necessary or desirable, or that We may reasonably request, to carry out the provisions and purposes of this Agreement or any other Loan Document or to confirm, perfect, preserve and protect the Liens granted to Us. In addition, You authorize Us to file at any time financing statements, continuation statements, and amendments thereto that (i) either specifically describe the Collateral or describe the Collateral as all of Your assets of the kind pledged hereunder, and (ii) contain any other information required by the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether You are an organization, the type of organization and any organizational identification number issued to You, if applicable. You hereby appoint Us as Your lawful attorney-in-fact to sign Your name on any documents necessary to perfect or continue the perfection of any Lien regardless of whether an Event of Default has occurred until all Secured Obligations (other than inchoate indemnity obligations) have been satisfied in full and We are under no further obligation to make Advances. Our foregoing appointment as Your attorney in fact, and all of Our rights and powers, coupled with an interest, are irrevocable until all Secured Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Our obligation to provide Advances terminates.

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Protection of Our Lien. You will protect and defend Your title to the Collateral and Our Lien on the Collateral. You shall at all times keep the Collateral free and clear from any legal process or Liens whatsoever (except for Permitted Liens) and shall give Us immediate written notice of any legal process affecting the Collateral, or any Liens on the Collateral (other than Permitted Liens).

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Dispositions, Liens and Encumbrances. You will not transfer, sell, assign, grant a security interest in, hypothecate, permit or suffer to exist any Lien on any Collateral, or otherwise transfer any interest in or encumber any portion of the Collateral, either voluntarily or involuntarily, without Our prior written consent, other than Permitted Liens. In addition, You will not enter into any agreement with any other person that restricts Your ability to transfer, sell, assign, grant a security interest in, hypothecate, permit or suffer to exist any Lien, or otherwise transfer any interest in or encumber any portion of the Collateral.

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Mergers or Acquisitions. You will not, and You will not permit any of Your Subsidiaries to, liquidate, dissolve or consummate any Merger Event, or acquire all or substantially all of the capital stock or property of another Person, except that (i) any of Your Subsidiaries may merge with You or any other of Your Subsidiaries, (ii) any of Your Subsidiaries may liquidate or dissolve provided that any material assets of such Subsidiaries are transferred to You or another of Your Subsidiaries so long as such Subsidiary is a Guarantor, (iii) You may enter into and consummate any transaction to reincorporate into the State of Delaware, (iv) You or any of your Subsidiaries may consummate any Permitted Acquisition. Notwithstanding anything in this Agreement, after the consummation of Your IPO, You or any of your Subsidiaries may acquire all or substantially all of the capital stock or property of another Person (whether by merger, consolidation, asset sale, stock purchase or any other similar transaction or series of transactions).

•	Indebtedness. You will not incur any Indebtedness without the prior written consent of Us other than Permitted Indebtedness.

•	Investments. You will not directly or indirectly make any Investment other than Permitted Investments.

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Dividends and Distributions. You will not, without Our prior written consent, declare or pay any cash dividend or make a distribution on, or repurchase or redeem, any class of stock, other than (i) pursuant to employee repurchase plans upon an employee’s death or termination of employment (including any consultants or directors of the company), (ii) conversion of Your convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof and the purchase of fractional shares in connection therewith and (iii) dividends and distributions paid solely in Your capital stock.

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Audits and Inspections. Upon Our request, but not more than twice a year unless an Event of Default has occurred and is continuing, You will, during normal business hours, on ten (10) business day’s notice make the Collateral, and books and records concerning the Collateral (including software used in Your business) available to Us for inspection at the place where it is located and shall make Your log and maintenance records pertaining to the Collateral available to Us for inspection. You will take all action necessary to correctly and completely maintain such books, records, logs, and maintenance records.

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Inventory Tags. You authorize Us to insert serial numbers or other inventory data on the Equipment. We will provide You with inventory tags to indicate Our security interest in the Equipment. You will mark the Equipment with these inventory tags within 30 days of receipt of the inventory tags. You will keep all Equipment free from any other marking or tags that might be interpreted as a claim of ownership.

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Taxes. You will pay when due all taxes fees or other charges of any nature whatsoever (together with any related interest or penalties) imposed or assessed against You, Us or the Collateral in connection withYour ownership, possession, use, operation or disposition thereof or upon Your rents, receipts or earnings arising therefrom (excluding taxes imposed on Us based on Our net income or franchise taxes), except to the extent such taxes, fees or charges could not reasonably be expected to cause a material adverse effect on Your business and has not resulted in the creation of a Lien on the Collateral having priority over Our Lien on the Collateral other than Permitted Liens. You shall file on or before the due date all federal, state and local tax returns including personal property tax returns in respect to the Collateral, except to the extent such failure to file could not reasonably be expected to cause a material adverse effect on Your business and has not resulted in the creation of a Lien on the Collateral having priority over Our Lien on the Collateral other than Permitted Liens. Notwithstanding the foregoing, You may contest, in good faith and by appropriate proceedings, taxes, fees and other charges for which You maintain adequate reserves in accordance with GAAP.

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Collateral Locations; Name Changes. You will not relocate any item of the Collateral to a location that has not previously been disclosed to Us, unless: (i) You have given Us no less than twenty (20) days prior written notice, (ii) You have obtained Our prior written consent, which consent shall not be unreasonably withheld; (iii) such relocation shall be within the continental United States, and (iv) such relocation does not adversely affect the perfection or priority of Our security interest in any of the Collateral. In addition, You will obtain and maintain such acknowledgments, consents, waivers and agreements from: (i) the owner, Lien holder, mortgagee and landlord with respect to any real property on which Collateral is located and (ii) from any Person in possession of Collateral, as We may require, all in form and substance reasonably satisfactory to Us. Without limiting the foregoing, where the Collateral is covered by a negotiable Document (such as a warehouse receipt), You shall deliver to Us possession of such Document.

•	Line of Business. You shall not engage in any business other than the businesses currently engaged in by You or reasonably related thereto.

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Change of Jurisdiction. You will not change Your state of organization outside the United States of America. You must give Us no less than thirty (30) days prior written notice prior to changing Your state of organization (or in the case of any reincorporation into the State of Delaware, five (5) days prior written notice).

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Care, Use, and Maintenance of the Collateral. You will install and maintain the Collateral in good working condition (taking into consideration ordinary wear and tear) and make all necessary and proper repairs, renewals and replacements in accordance with prudent industry standards. You will protect the Collateral from damage and any other kind of loss while You have the Collateral or while it is being delivered to You. Even if the Collateral is damaged or lost, You will continue to pay the monthly payments. You will only use the Collateral in the Continental United States and for business purposes and in compliance with all applicable laws. The Collateral will not be used by an entity exempt from federal income tax. You will not make any material alterations to the Collateral without Our prior written consent (which We will not unreasonably withhold) nor will You permanently attach the Collateral to any real estate.

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Transactions with Affiliates. You shall not directly or indirectly enter into or permit to exist any material transaction with any of Your Affiliates except for (i) transactions that are in the ordinary course of Your business, upon fair and reasonable terms that are no less favorable to You than would be obtained in an arm’s length transaction with a non-affiliated Person (ii) transactions that are otherwise Permitted Investments and (iii) “transfer pricing”, “cost sharing” and “cost plus” arrangements in the ordinary course of business.

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Subordinated Indebtedness. You will not prepay, redeem or otherwise satisfy in any manner prior to the scheduled repayment thereof any Subordinated Indebtedness (other than the Advances and except for conversion of any Subordinated Indebtedness into equity securities and the payment of cash in lieu of the issuance for fractional shares upon any such conversion), and You shall not make or permit any payment on any Subordinated Indebtedness, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Indebtedness is subject, or amend any provision in any document relating to the Subordinated Indebtedness which would increase the amount thereof or adversely affect the subordination thereof to Secured Obligations owed to Us.

15. YOU AGREE TO INDEMNIFY AND PROTECT US

You agree to indemnify and hold Us, Our officers, directors, employees, agents, attorneys, representatives and shareholders harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal), that may be instituted or asserted against or incurred by Us or any such Person as a result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated or as the result of any actions or failures to act in connection with, or arising out of the disposition or utilization of the Collateral, including but not limited to the selection, delivery, return, installation, possession, ownership, use, operation, control, or maintenance of the Collateral, but excluding in all cases, claims, costs, expenses, damages and liabilities resulting solely from Our gross negligence or willful misconduct.

16. WHAT IS AN EVENT OF DEFAULT

The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Agreement:

•	Payment. You do not pay any principal, interest, fees, costs or other Secured Obligations under this Agreement, the Promissory Notes or any of the other related Loan Documents on the due date; or

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Covenant. You fail to perform any covenant or Secured Obligations under this Agreement, the Promissory Notes or any of the other related Loan Documents, and You fail to cure such breach (to the extent that such breach is capable of being cured) within twenty (20) days after the earlier of (i) We give You written notice or (ii) Your actual knowledge of such default; or

•

Misrepresentations. You or any Person acting for You makes any representation, warranty, or other statement now or later in this Agreement, any other Loan Document, or any Excluded Agreement or in any writing delivered to Us or to induce Us to enter this Agreement, any other Loan Document, or any Excluded Agreement, and such representation, warranty, or other statement is incorrect in any material respect when made, provided, however, that such materiality qualifier shall not be applicable to any representation, warranty or statement that already is qualified or modified by materiality in the text thereof; or

•	Bankruptcy; Attachment; Other.

•

You (i) assign Your assets for the benefit of Your creditors, (ii) become unable to pay Your debts generally as they become due, or You become unable to pay or perform Your obligations under the Loan Documents or Excluded Agreements, as they become due (iii) file a voluntary petition in bankruptcy, (iv) file any petition, answer, or document seeking for Yourself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances, (v) seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Yours or of all or any substantial part of Your assets or property, (vi) cease operation of Your business as Your business has normally been conducted, or terminate substantially all of Your employees, or (vii) You or Your directors or majority shareholders shall take any action initiating any of the foregoing actions described in this paragraph; or

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•

Either (i) forty-five (45) days shall have expired after the commencement of an involuntary action against You seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation , without such action being dismissed or all orders or proceedings thereunder affecting Your operations or the business being stayed; or (ii) a stay of any such order or proceeding shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) You shall file any answer admitting or not contesting the material allegations of a petition filed against You in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or

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Forty-five (45) days shall have expired after the appointment, without Your consent or acquiescence, of any trustee, receiver or liquidator of Yours or of all or any substantial part of Your properties without such appointment being vacated; or

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Agreements with Us. The occurrence of any default under any other Loan Document, any Excluded Agreement, or any other agreement between You and/or any of Your Subsidiaries and Us (other than any default embodied in or covered by any clause of this Section 16) and such default continues for more than twenty (20) days after the earlier of (i) We have given notice of such default to You, or (ii) You have actual knowledge of such default; or

•

Other Agreements. The occurrence of any default (other than any default embodied in or covered by any other clause of this Section 16) under any lease, loan, or other agreement or obligation of Yours involving any Indebtedness which aggregates more than $1,000,000, and which gives the holder of such Indebtedness the right to accelerate such Indebtedness; or

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Judgments. The entry of (a) any judgment or arbitration award against You involving an award in excess of $2,000,000 that is not covered by insurance by a solvent insurance carrier that has confirmed coverage in writing, has not been, discharged, bonded or stayed on appeal within ten (10) days (or, in the event that the terms of such judgments or arbitration award, provide for payment of such obligations over a period of time, then You shall be permitted to satisfy such obligations (“Judgment Amount”) pursuant to such terms if You have sufficient funds to satisfy all outstanding Secured Obligations plus sufficient funds to operate Your business in the ordinary course for a two month period and an Event of Default pursuant to this provision shall not occur unless You fail to make any payment of the Judgment Amount within ten (10) days of when such payment is due pursuant to such terms); or (b) any judgment or arbitration award against You in which You are enjoined, restrained or in any way prevented from conducting all or any material part of Your business or affairs; or

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Change of Control. Except as otherwise permitted hereunder, the occurrence of any event or transaction, including the sale or exchange of outstanding shares of Your capital stock or the capital stock of any of Your Subsidiaries, or series of related events or transactions, resulting in (a) the holders of such outstanding capital stock immediately before consummation of such event or transaction, or series of related events or transactions, do not, immediately after consummation of such event or transaction or series of related events or transactions, retain, directly or indirectly, capital stock representing at least 50% of the voting power of the surviving Person of such event or transaction or series of related events or transactions, in each case without regard to whether You or any of Your Subsidiaries are the surviving Person, (b) any Person or “group” (other than a Person that is a stockholder on the Closing Date) shall obtain “beneficial ownership” (as such terms are defined under Section 13d-3 of and Regulation 13D under the Securities Exchange Act of 1934), either directly or indirectly, of more than 35% of Your outstanding capital stock having the right to vote for the election of directors under ordinary circumstances, or (c) You cease to own and control all of the economic and voting rights associated with all of the outstanding capital stock of Your Subsidiaries (other than director’s qualifying shares or other similar shares held by individuals that are mandated by the law of the jurisdiction of formation of such Subsidiaries; or

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Officers. The individual holding the office of Your Chief Executive Officer as of the Closing Date shall for any reason cease to hold such offices or be actively engaged in Your day-to-day management, unless a successor appointed by Your board of directors is appointed within ninety (90) days of such cessation; or

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Guaranty Documents. (a) Any guaranty of any Secured Obligations terminates or ceases for any reason to be in full force and effect; (b) any event or circumstance described in paragraphs 3 through 8 of this Section 16 occurs with respect to any Guarantor, or (c) the death, liquidation, administration, winding up, or termination of existence of any Guarantor (as applicable).

17. WHAT HAPPENS UPON AN EVENT OF DEFAULT

If an Event of Default has occurred and is continuing, We can at Our option, and without notice to You:

•	Terminate Our commitment to make any future Advances under this Agreement;

•	Terminate Our obligation to permit the principal, interest, fees, costs or other amounts owed by You to Us to remain outstanding;

•

Recover all sums due and accelerate and demand payment of all or any part of the principal, interest, fees, costs or other amounts owed by You to Us and declare them to be immediately due and payable (provided, that upon the occurrence of a default of the type described in Section 16, Paragraph entitled “Bankruptcy, Attachment, Other”, the Promissory Notes and all of the principal, interest, fees, costs or other amounts owed by You to Us shall automatically be accelerated and made immediately due and payable, in each case without any further notice or act). Upon and after an Event of Default, the unpaid principal and accrued interest on the Promissory Notes and advances and all outstanding principal, interest, fees, costs or other amounts owed by You to Us, including all professional fees and expenses, shall thereafter bear interest at the Default Rate (as defined in Section 9);

•

Enter Your premises, without notice and process of law and in compliance with Your security requirements, to remove and repossess the Collateral without being liable to You for damages due to the repossession, except those resulting from Our or Our assignees’ negligence and charge You for the cost of repossession, storing and shipping the Collateral. With respect to any of premises that You own, You hereby grant to Us a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Our rights or remedies provided herein, at law, in equity, or otherwise; and

•	Pursue any other remedy permitted by law, equity or otherwise.

We may exercise all rights and remedies with respect to the Collateral under this Agreement or the other Loan Documents or otherwise available to Us under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to utilize, process and commingle the Collateral. You hereby grant to Us a license and right, to use, without charge, Your labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral. All Our rights and remedies shall be cumulative and not exclusive.

In addition to the power of attorney granted in Section 14, effective only upon the occurrence and during the continuance of an Event of Default, You hereby irrevocably appoint Us (and any of Our designated officers, agents, attorneys or employees) as Your true and lawful attorney to (a) dispose of any Collateral; and (b) make, settle, and adjust all claims under and decisions with respect to Your policies of insurance as they relate to the Collateral. Our appointment as Your attorney in fact, and each and every one of Our rights and powers, being coupled with an interest, is irrevocable until all of the Secured Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Our obligation to provide Advances hereunder is terminated.

18. WHAT HAPPENS IF YOU ARE IN DEFAULT AND WE EXERCISE OUR REMEDIES

If an Event of Default has occurred and is continuing, We may, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as We may elect. Any such sale may be made either at public or private sale at Your place of business or elsewhere. You agree that any such public or private sale may occur upon Our ten (10) calendar days’ prior written notice to You. We may require You to assemble the Collateral and make it available to Us at a place We designate that is reasonably convenient to Us. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied in the following order of priorities:

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First, to Us in an amount sufficient to pay in full Our costs and professionals’ and advisors’ fees and expenses;

Second, to Us in an amount equal to the then unpaid amount of all the principal, interest, fees, costs or other amounts owed by You to Us, in such order and priority as We may choose in Our sole discretion; and

Finally, after the full, final, and indefeasible payment in Cash of all of the principal, interest, fees, costs or other amounts owed by You to Us, to any creditor holding a junior Lien on the Collateral, or to You or Your representatives or as a court of competent jurisdiction may direct.

We shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

19. DOCUMENTS YOU WILL PROVIDE US

Upon signing this Agreement You will provide Us with:

•	Executed originals of this Agreement, and all other documents and instruments that We may reasonably require;

•	Secretary’s Certificate of incumbency and authority for each of You;

•	Certified copy of resolutions of each of Your boards of directors approving this Agreement and the associated Warrant Agreement;

•	Certified copy of Certificate of Incorporation and By-Laws for each of You as amended through the date that the Parties enter into this Agreement;

•

A certificate of good standing from the state of incorporation of each of You and similar certificates from all other jurisdictions where You do business and where the failure to be qualified would have a Material Adverse Effect;

•	Payment of the Facility Fee for the Commitment Amount as denoted on Page 1 of this Agreement;

•	A completed Exhibit C; and

•	Any such other documents as We may reasonably request.

So long as there are any unpaid principal, interest, fees, costs or other amounts owed by You to Us, or We have any obligation to make any additional Advances, You shall provide Us with:

Landlord/Mortgagee Waiver. You agree to provide Us with a Landlord/Mortgagee Waiver with respect to the Equipment so that Your landlord or mortgagee does not restrict Our access to the Equipment or claim any interest in the Equipment. Such waiver shall be in a form satisfactory to Us.

Financial Statements. Within thirty (30) days after the end of each month, or after You have consummated offering of Your common stock (“IPO”) within forty-five (45) days after the end of each quarter, You will provide Us with, an unaudited income statement, statement of cash flows (provided that, in the forth fiscal quarter of each fiscal year after You have consummated Your IPO, such statement of cash flow will be filed with the annual audited financial statements), and an unaudited balance sheet prepared in accordance with GAAP (except for the absence of footnotes and subject to year end adjustments) accompanied by a report detailing any material contingencies (in addition post-IPO, no more than twice in any calendar year, You agree to provide monthly financial statements for the previous month within 30 days of Our request) Until such time as You have consummated Your IPO, copies of all board packages delivered to Your board of directors in connection with board meetings or otherwise (redacted to protect attorney client privilege and trade secrets, as necessary and/or any material pertaining to Your financing arrangements with Us (other than any board approvals relating to such financing arrangements). Within one hundred eighty (180) days of the end of each fiscal year end (except for the fiscal

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year ending December 31, 2011 which shall be provided upon completion), You will provide Us with audited financial statements accompanied by an audit report and an unqualified opinion of the independent certified public accountants (other than any qualifications with respect to “going-concern” typical for venture-backed companies similar to You). Prior to Your IPO, within 90 days after the end of each fiscal year, You will provide Us a budget and business plan for the next fiscal year. You will provide Us any additional information (including, but not limited to, tax returns, income statements, balance sheets and names of principal creditors) as We reasonably believe are necessary to evaluate Your continuing ability to meet financial obligations. These statements should be emailed to Us at financials@triplepointcapital.com, or upon Our prior approval, facsimiled or mailed to Us at the address listed on Page 1 of this Agreement. After an initial public offering, in addition to the above, You shall provide all copies of 10-Qs and 10-Ks, provided that such 10-Qs and 10-Ks may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which You post such 10-Qs and 10-Ks, or provide a link thereto, on Your website on the Internet at Your website address.

Certificate of Compliance. On an annual basis We will provide You with a Certificate of Compliance, attached as Exhibit D and a list of all Equipment subject to this Agreement and the Loan Documents. Upon receipt You will have thirty (30) days to provide Us with the completed Certificate of Compliance.

20. CROSS-GUARANTY

Cross-Guaranty. Each of You hereby agrees that You are jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Us and Our respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of all Secured Obligations owed or hereafter owing to Us by the other of You. Each of You agrees that Your guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that Your obligations under this Section shall not be discharged until payment and performance, in full, of the Secured Obligations has occurred, and that Your obligations under this Section shall be absolute and unconditional, irrespective of, and unaffected by:

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the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any of You are or may become a party;

•	the absence of any action to enforce this Agreement (including this Section) or any other Loan Document or the waiver or consent by Us with respect to any of the provisions thereof;

•

the existence, value or condition of, or failure to perfect Our Lien against, any security for the Secured Obligations or any action, or the absence of any action, by Us in respect thereof (including the release of any such security);

•	the insolvency of any of You; or

•	any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each of You shall be regarded, and shall be in the same position, as principal debtor with respect to the Secured Obligations guaranteed hereunder.

Waivers. Each of You expressly waives all rights any of You may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Us to marshal assets or to proceed in respect of the Secured Obligations guaranteed hereunder against the other of You, any other party or against any security for the payment and performance of the Secured Obligations before proceeding against, or as a condition to proceeding against, You. It is agreed among each of You and Us that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section and such waivers, We would decline to enter into this Agreement.

Benefit of Guaranty. Each of You agrees that the provisions of this Section are for Our benefit and the benefit of Our respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Person and Us, the obligations of such Person under the Loan Documents.

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Waiver of Subrogation, Etc. Until such time as all Secured Obligations are paid in full (other than inchoate indemnity obligations) notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth herein, each of You hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. Each of You acknowledges and agrees that this waiver is intended to benefit Us and shall not limit or otherwise affect Your liability hereunder or the enforceability of this Section, and that We and Our respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section.

Election of Remedies. If We may, under applicable law, proceed to realize Our benefits under any of the Loan Documents giving Us a Lien upon any Collateral, whether owned by any of You or by any other Person, either by judicial foreclosure or by non judicial sale or enforcement, We may, at Our sole option, determine which of Our remedies or rights We may pursue without affecting any of Our rights and remedies under this Section. If, in the exercise of any of Our rights and remedies, We shall forfeit any of Our rights or remedies, including Our right to enter a deficiency judgment against any of You or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each of You hereby consents to such action by Us and waives any claim based upon such action, even if such action by Us shall result in a full or partial loss of any rights of subrogation that any of You might otherwise have had but for such action by Us. Any election of remedies that results in the denial or impairment of any right of Ours to seek a deficiency judgment against any of You shall not impair the respective obligations of the rest of You to pay the full amount of the Secured Obligations. In the event We shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, We may bid all or less than the amount of the Secured Obligations and the amount of such bid need not be paid by Us but shall be credited against the Secured Obligations. The amount of the successful bid at any such sale, whether We are or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Secured Obligations shall be conclusively deemed to be the amount of the Secured Obligations guaranteed under this Section, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which We might otherwise be entitled but for such bidding at any such sale.

Limitation. Notwithstanding any provision herein contained to the contrary, the liability of each of You under this Section (which liability is in any event in addition to amounts for which You are primarily liable under this Agreement) shall be limited to an amount not to exceed as of any date of determination the greater of: (a) the net amount of the amounts advanced to the other of You under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, the other of You; and (b) the amount that could be claimed by Us from the other of You under this Section without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, Your right of contribution and indemnification from the other of You under this Section.

Contribution with Respect to Guaranty Obligations.

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To the extent that any of You shall make a payment under this Section of all or any of the Secured Obligations (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by such Person, exceeds the amount that such Person would otherwise have paid if each of You had paid the aggregate Secured Obligations satisfied by such Guarantor Payment in the same proportion that such Person’s Allocable Amount (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of all of You as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Secured Obligations and termination of Our obligation to fund Advances, such Person shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, the other of You for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

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As of any date of determination, the “Allocable Amount” of any of You shall be equal to the maximum amount of the claim that could then be recovered from such Person under this section without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

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This subsection is intended only to define the relative rights of each of You and nothing set forth in this subsection is intended to or shall impair the obligations of each of You, jointly and severally, to pay any amounts as and when

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the same shall become due and payable in accordance with the terms of this Agreement, including subsection “Cross-Guaranty” above. Nothing contained in this subsection shall limit the liability of any of You to pay the Advances made directly or indirectly to You and accrued interest, fees and expenses with respect thereto, for which You shall be primarily liable.

•	The Parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Person to which such contribution and indemnification is owing.

•

The rights of the indemnifying Persons against other Persons under this subsection shall be exercisable upon the full and indefeasible payment of the Secured Obligations and the termination of Our obligation to fund Advances.

Liability Cumulative. The liability of each of You under this Section is in addition to and shall be cumulative with all liabilities of each of You to Us under this Agreement and the other Loan Documents to which You are a party or in respect of any Secured Obligations or obligation of each of You, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

21. OTHER LEGAL PROVISIONS YOU WILL ABIDE BY

Continuation of Security Interest. This is a continuing agreement and the grant of the security interest and Lien hereunder shall remain in full force and effect and all of Our rights, powers and remedies shall continue to exist until all of the principal, interest, fees, costs or other amounts owed by You to Us under this Agreement and the Promissory Notes are fully and finally paid in cash, We have no further obligation to make Advances and We have executed a written termination statement. We shall file a termination statement and provide proof of filing to You promptly after the full and final payment in cash of all of the principal, interest, owed by You to Us hereunder, reassigning to You, without recourse except for Our acts, the Collateral and all rights conveyed hereby and returning possession of the Collateral to You. Our rights, powers and remedies shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to Our other rights, powers and remedies.

Entire Agreement. This Agreement and associated Promissory Notes supersede all other oral or written agreements or understandings between the Parties concerning the Collateral. ANY AMENDMENT OF THIS AGREEMENT OR A PROMISSORY NOTE MAY ONLY BE ACCOMPLISHED THROUGH A DOCUMENT WITH SIGNATURES FROM EACH OF THE PARTIES.

Headings. Headings used in this Agreement are for reference and convenience of the Parties only and shall have no substantive effect in the interpretation of this Agreement.

No Waiver. No action taken by Us or You will be deemed to constitute a waiver of compliance with any representation, warranty or covenant contained in this Agreement or Promissory Note. The waiver by Us of a breach of any provision of this Agreement or a Promissory Note will not operate or be construed as a waiver of any subsequent breach.

Survival of Obligations. The indemnification, obligations, representations and warranties contained in this Agreement, any Promissory Note or in any document delivered in connection with those agreements are for the benefit of The Parties and survive the execution, delivery, expiration or termination of this Agreement.

Tax Indemnification. Without limiting the generality of Section 15, You agree to pay, and to hold Us harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales, or other similar taxes (excluding taxes imposed on or measured by Our net income or franchise taxes) that may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this agreement.

Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on You and Your permitted assigns (if any). You shall not assign Your obligations under this Agreement, the Promissory Notes or any of the other Loan Documents without Our express prior written consent, and any such attempted assignment shall be void and of no effect. You acknowledge and understand that We may sell and assign all or part of Our interest hereunder and under the Promissory Note(s) and all other related Loan Documents to any person or entity to be known

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as assignee. After such assignment the term “We” “Us” and “Our” as used in the Loan Documents will mean and include such assignee, and such assignee will be vested with all Our rights, powers and remedies hereunder and shall have Our duties with respect to the interest that You have granted Us; but with respect to any such interest not so transferred, We shall retain all rights, powers and remedies. No such assignment will relieve You of any of Your obligations. We agree that in the event of any transfer of the Promissory Note(s), We will denote on the Promissory Note a notation as to the portion of the principal and interest of the Promissory Note(s), which shall have been paid at the time of such transfer and the date of the transfer.

Consent To Jurisdiction And Venue. All judicial proceedings arising in or under or related to this Agreement, the Promissory Notes or any of the other Loan Documents may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in San Mateo County, State of California; (b) waives any objection as to jurisdiction or venue in San Mateo County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Promissory Notes or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in this Section, and shall be deemed effective and received as set forth therein. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

Mutual Waiver Of Jury Trial; Judicial Reference. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the Parties wish applicable state and federal laws to apply (rather than arbitration rules), the Parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE PARTIES SPECIFICALLY WAIVES ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY YOU AGAINST US OR OUR ASSIGNEE OR BY US OR OUR ASSIGNEE AGAINST YOU. IN THE EVENT THAT THE FOREGOING JURY TRIAL WAIVER IS NOT ENFORCEABLE, ALL CLAIMS, INCLUDING ANY AND ALL QUESTIONS OF LAW OR FACT RELATING THERETO, SHALL, AT THE WRITTEN REQUEST OF ANY PARTY, BE DETERMINED BY JUDICIAL REFERENCE PURSUANT TO THE CALIFORNIA CODE OF CIVIL PROCEDURE (“REFERENCE”). THE PARTIES SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE. IN THE EVENT THAT THE PARTIES CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. THE REFEREE SHALL REPORT A STATEMENT OF DECISION TO THE COURT. NOTHING IN THIS SECTION SHALL LIMIT THE RIGHT OF ANY PARTY AT ANY TIME TO EXERCISE LAWFUL SELF-HELP REMEDIES, FORECLOSE AGAINST COLLATERAL OR OBTAIN PROVISIONAL REMEDIES. THE PARTIES SHALL BEAR THE FEES AND EXPENSES OF THE REFEREE EQUALLY UNLESS THE REFEREE ORDERS OTHERWISE. THE REFEREE SHALL ALSO DETERMINE ALL ISSUES RELATING TO THE APPLICABILITY, INTERPRETATION, AND ENFORCEABILITY OF THIS SECTION. THE PARTIES ACKNOWLEDGE THAT THE CLAIMS WILL NOT BE ADJUDICATED BY A JURY. THIS WAIVER EXTENDS TO ALL SUCH CLAIMS, INCLUDING CLAIMS THAT INVOLVE PERSONS OTHER THAN YOU AND US; CLAIMS THAT ARISE OUT OF OR ARE IN ANY WAY CONNECTED TO THE RELATIONSHIP BETWEEN YOU AND US; AND ANY CLAIMS FOR DAMAGES, BREACH OF CONTRACT, SPECIFIC PERFORMANCE, OR ANY EQUITABLE OR LEGAL RELIEF OF ANY KIND, ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OF THE EXCLUDED AGREEMENTS.

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Professional Fees. You promise to pay or reimburse on demand, any and all reasonable professional fees and expenses incurred by Us whether before or after the execution of this Agreement in connection with or related to: the Loan Documents, the Excluded Agreements, or the Secured Obligations; the administration, collection, or enforcement of the Secured Obligations; amendment or modification of the Loan Documents and the Excluded Agreements; any waiver, consent, release, or termination under the Loan Documents or Excluded Agreements; the protection, preservation, sale, lease, liquidation, inspection, audit, disposition of or other action related to the Collateral or the exercise of remedies with respect to the Collateral; or any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to You or the Collateral, and any appeal or review thereof; and any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to You, the Collateral, the Loan Documents, or the Excluded Agreements, including representing Us in any adversary proceeding or contested matter commenced or continued by or on behalf of Your estate, and any appeal or review thereof. Our professional fees and expenses shall include the reasonable fees or expenses for Our attorneys, accountants, auditors, auctioneers, liquidators, appraisers, investment advisors, environmental and management consultants, or experts engaged by Us in connection with the foregoing. Your promise to pay all of Our reasonable professional fees and expenses is part of the Secured Obligations under this Agreement. Notwithstanding anything in this Agreement, You will not be responsible or obligated to reimburse Us for any legal fees, costs or expenses incurred on or before the Closing Date and for items set forth in the Schedule of Documents as items to be completed post the Closing Date, all in connection with the negotiation, due diligence and closing of this Agreement.

Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against You for liquidation or reorganization, if You become insolvent or make an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Your assets, or if any payment or transfer of Collateral is recovered from Us. The Loan Documents, the Secured Obligations and Our Lien on the Collateral shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Us, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Us or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Us in cash.

Notices. Any notice, request or other communication to either of the Parties by the other will be given in writing and deemed received upon the earlier of (1) actual receipt or (2) 3 days after mailing if mailed postage prepaid by regular or airmail to Us or You, at the address set out on Page 1 of this Agreement, (3) 1 day after it is sent by courier or overnight delivery

Applicable Law. This Agreement and any Promissory Note will have been made, executed and delivered in the State of California and will be governed and construed for all purposes in accordance with the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all such counterparts together constitute one and the same instrument.

Signatures. This Agreement and any Promissory Note may be executed and delivered by facsimile or transmitted electronically in either Tagged Image Format Files (“TIFF”) or Portable Document Format (“PDF”) and, upon such delivery, the facsimile, TIFF or PDF signature, as applicable, will be deemed to have the same effect as if the original signature had been delivered to the other party.

Confidentiality. All financial information (other than any such information contained in periodic reports filed by You with the Securities and Exchange Commission) and other non-public information disclosed by You to Us shall be considered confidential for purposes of this Agreement. In handling any confidential information, We will exercise the same degree of care that We exercise for Our own proprietary information, but disclosure of information may be made (i) to Our subsidiaries or Affiliates in connection with their business with You, (ii) to prospective transferees or purchasers of any interest in the Loans (provided, however, We shall use best efforts in obtaining such prospective transferee’s agreement of the terms of this provision and any purchaser shall be agreeing to assume the obligations hereunder and therefore agreeing to abide by the provisions hereof, including, without limitation, the provisions of this Section), (iii) as We deem necessary or appropriate to any bank, financial institution or other similar entity, provided, however, that such bank, financial

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institution or other similar entity agrees in writing to maintain the confidentiality of such information, (iv) to S&P, Moody’s, Fitch and/or other ratings agency, as We deem necessary or appropriate, provided, however, that such financial institution or ratings agency shall be informed of the confidentiality of such, (v) as required by law, regulation, subpoena, or other order, (vi) as required in connection with Our examination or audit and (v) as We consider appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Our possession when disclosed to Us, or becomes part of the public domain after disclosure to Us; or (b) is disclosed to Us by a third party, if We do not know that the third party is prohibited from disclosing the information. Notwithstanding the above, You hereby consent to the use by Us of Your company name and logo for advertising, promotional and marketing purposes only. Such use may reference the type of credit facility but will not indicate the amount of the credit facility without Your prior written approval.

22. DEFINITIONS

Capitalized terms used in this Agreement shall have the following meanings:

“Advance Date” means the day on which We make and Advance to You.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the State of California are authorized or required by law or other government action to close.

“Closing Date” means June 22, 2012.

“Collateral” has the meaning given to it in Section 10.

“Commitment Increase Request Notice” has the meaning given to it in Section 3.

“Copyrights” means all of the following now owned or acquired by You or in which Your now hold or acquire any interest: (i) all copyrights and copyright rights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country, or pursuant to any convention or treaty; (ii) all registrations of, applications for registration. and recordings of any copyright rights in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (iii) all continuations, renewals or extensions of any copyrights and any registrations thereof; and (iv) any copyright registrations to be issued under any pending applications

“Copyright License” means any written agreement granting to You any right to use any Copyright or Copyright registration in which agreement You now hold or hereafter acquire any interest.

“Default” means any event that, with the passage of time or notice or both would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning given to it in Section 9.

“Designated Information” has the meaning given to it in Section 6.

“Disclosure Letter” means the disclosure letter, dated as of the date herof, as amended or supplemented from time to time.

“Equipment” has the meaning given to it in Section 1.

“Event of Default” has the meaning given to it in Section 16.

“Excluded Agreements” means (i) the Warrant Agreement; (ii) any stock purchase agreement, options, or other warrants to acquire, or agreements governing the rights of, any capital stock or other equity security, or any common stock, preferred stock, or equity security issued to or purchased by Us or its nominee or assignee (iii) the Growth Capital Loan Agreement and all security agreements and pledge agreements securing the obligations under the Growth Capital Loan Agreement and (iv) any guaranty and security agreements executed by You or any Subsidiaries in connection with the Growth Capital Loan Agreement.

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“GAAP” means United States generally accepted accounting principles, consistently applied, as in effect from time to time.

“Growth Capital Loan Agreement” means that Plain English Growth Capital Loan and Security Agreement by and between You and Us dated as of the date of this Agreement, as amended, restated or replaced.

“Indebtedness” means, of any Person, at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance, or similar instrument, whether drawn or undrawn; (vi[reserved]; (vii) all obligations of such Person to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, in each case for cash (excluding any cash paid in lieu of the issuance of fractional shares upon the exchange or conversion of any convertible securities), now or hereafter outstanding, except to the extent that such obligations remain performable solely at the option of such Person; (viii) all obligations to repurchase accounts or chattel paper previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement); (ix) obligations of such Person under interest rate swap, cap, collar or similar hedging arrangements; and (x) all obligations of others of any type described in clause (i) through clause (ix) above guaranteed by such Person.

“Intellectual Property” means all Copyrights; Trademarks; Patents; Licenses; source codes; trade secrets; inventions (whether or not patented or patentable); technical information, processes, designs, knowledge and know-how; data bases; models; drawings; websites, domain names, and URL’s, and all applications therefor and reissues, extensions, or renewals thereof; together with the rights to sue for past, present, or future infringement of Intellectual Property and the goodwill associated with the foregoing.

“Intercreditor Agreement” means the Intercreditor Agreement of even date entered into by and between Us and Silicon Valley Bank, or any other Intercreditor Agreement entered into by and between Us and any other lender under any Senior Loan Facility.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interest or other securities) of any Person, or any loan, advance or capital contribution to any Person.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or acquired by You or in which You now hold or acquire any interest and any renewals or extensions thereof.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

“Loan Documents” means this Agreement, the Promissory Notes, all UCC Financing Statements, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, including those documents described on the Schedule of Documents, as the same may from time to time be amended, modified, supplemented or restated; provided that the Loan Documents shall not include any of the Excluded Agreements.

“Material Adverse Effect” means a material adverse effect on (i) Your business, operations, properties, prospects, assets or condition (financial or otherwise), (ii) Your ability to perform the Secured Obligations in accordance with the terms of the Loan Documents or Our ability to enforce any of Our rights and remedies with respect to the Secured Obligations in accordance with the terms of the Loan Documents, or (iii) the Collateral or Our Liens on the Collateral or the priority of such Liens.

“Merger Event” means (i) any reorganization, consolidation or merger (or similar transaction or series of transactions) by You or any of Your subsidiaries with or into any other Person; (ii) any transaction, including the sale or exchange of outstanding shares of Your capital stock, in which the holders of Your outstanding capital stock immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain capital stock representing at least 50.0% of the voting power of the

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surviving corporation of such transaction or series of related transactions (or the parent corporation of such surviving corporation if such surviving corporation is wholly owned by such parent corporation), in each case without regard to whether You are the surviving corporation, or (iii) the sale, license or other disposition of all or substantially all of Your assets.

“Patents” means all of the following now owned or acquired by You or in which You now hold or acquire any interest: (a) all patents, or rights corresponding thereto, issued or registered in the United States or any other county, (b) all applications for patents, or rights corresponding thereto in, the United States or any other country; (c) all reissues, reexaminations, continuations, divisions, continuations-in-part, or extensions of the foregoing patents and/or applications; (c) all patents to be issued under any of the foregoing applications; and (d) all foreign counterparts of the foregoing patents and/or applications.

“Patent License” means any written agreement granting to You any right with respect to any invention or Patent in which You now hold or acquire any interest.

“Permitted Acquisitions” means (a) any acquisition (whether by purchase, merger, consolidation or otherwise) or series of related acquisitions by You or Your Subsidiaries of all or substantially all of the capital stock or property of another Person in which total cash consideration does not exceed Two Million Dollars ($2,000,000) in any fiscal year and You provide Us with 10 days’ prior written notice of such acquisition, including a reasonably detailed description thereof and on or prior to the date of the proposed acquisition We shall have received copies of the acquisition agreement and related documents (including financial information and analysis, financial projections, environmental assessments and reports, opinions, certificates and lien searches) and other information reasonably requested by Us; and (b) any other acquisition (whether by purchase, merger, consolidation or otherwise) permitted pursuant to the terms of the paragraph entitled “Mergers or Acquisitions” in Section 14.

“Permitted Indebtedness” means (a) Indebtedness of You in favor of Us including any Indebtedness in Our favor under the Growth Capital Loan Agreement between You and Us; (b) Indebtedness existing at the Closing Date and disclosed on the Disclosure Letter; (c) Indebtedness to trade creditors, including without limitation, for the acquisition of services, supplies or inventory in the ordinary course of business; (d) Indebtedness under the Senior Loan Facility so long as the aggregate outstanding principal amount thereof does not at any time exceed Twelve Million Dollars ($12,000,000) as reduced by any payments of principal (such reduction shall not apply on any revolver type Indebtedness up to $4,000,0000 of the aggregate $12,000,000 permitted hereunder) and such Indebtedness is subject to the Intercreditor Agreement; (e) Subordinated Indebtedness, (f) Indebtedness incurred as result of endorsing negotiable instruments received in the ordinary course of business; (g) Indebtedness in an aggregate principal amount not to exceed One Million Dollars ($1,000,000) secured by Permitted Liens, (h) Indebtedness that otherwise constitutes Permitted Investments, (i) Indebtedness consisting of interest rate, currency, or commodity swap agreements, interest rate cap or collar agreements or arrangements entered into in the ordinary course of business and designated to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices, (j) other unsecured Indebtedness in an aggregate amount outstanding not to exceed $400,000 at any time, and (k) extensions, refinancings, modifications, amendments and restatements of any item of Permitted Indebtedness (a) though (g) above, provided that the principal amount thereof is not increased.

“Permitted Investment” means means (a) Investments that are in existence on the Closing Date and are approved in writing by Us; (b) Investments in domestic certificates of deposit issued by, and other domestic investments with, financial institutions organized under the laws of the United States or a state thereof, having at least One Hundred Million Dollars ($100,000,000) in capital and a rating of at least “investment grade” or “A” by Moody’s or any successor rating agency; (c) Investments in marketable obligations of the United States of America and in open market commercial paper given the highest credit rating by a national credit agency and maturing not more than one year from the creation thereof; (d) so long as no Event of Default has occurred and is continuing, temporary advances to employees to cover incidental expenses to be incurred in the ordinary course of business, in an aggregate outstanding amount not to exceed $50,000 at any time; (e) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; (f) Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any amendment thereto) have been approved by Us; (g) Investments consisting of deposit accounts and investment accounts; (h) Investments accepted in connection with transfers or dispositions of property that are otherwise permitted pursuant to Section 14; (i) (x) Investments of Your Subsidiaries in or to other Subsidiaries of Yours or You (y) Investments by You in or to any Guarantor and (z) Investments by You in Your Subsidiaries not to exceed Fifty Thousand Dollars ($50,000) in the aggregate in any fiscal year except as follows: (A) You may make Investments up to Five Hundred

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Thousand Dollars ($500,000) per fiscal quarter into Your Subsidiary formed under the laws of the United Kingdom, (B) You may make Investments up to One Million Dollars ($1,000,000) per quarter into Your Subsidiary formed under the laws of the People’s Republic of China, (C) You may make Investments up to Five Hundred Thousand Dollars ($500,000) per quarter into Your Subsidiary formed under the laws of Canada, and (D) You and Us shall meet and confer in good faith regarding whether it is commercially reasonable for Borrower to be permitted to make Investments in excess of Fifty Thousand Dollars ($50,000) in other Subsidiaries in connection with third-party commercial agreements involving such Subsidiary; (j) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Yours or Your Subsidiaries pursuant to employee stock purchase plans or agreements approved by Your Board of Directors; (k) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (k) shall not apply to Investments of Your in any of Your Subsidiaries; (l) Investments consisting of interest rate, currency, or commodity swap agreements, interest rate cap or collar agreements or arrangements entered into in the ordinary course of business and designated to protect a Person against fluctuations in interest rates, currency exchange rates, or commodity prices; (m) joint ventures or strategic alliances in the ordinary course of Your business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash investments by You does not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year; (n) Investment in Subsidiaries necessary to establish co-location facilities or data centers in an amount not to exceed Three Million Dollars ($3,000,000) in the aggregate in any fiscal year; (o) Permitted Acquisitions shall be permitted in accordance with the terms of this Agreement including the formation of any Subsidiary in connection with such Permitted Acquisitions and the initial capitalization of such Subsidiary whether by capital contribution or intercompany loans as required by law or pursuant to the applicable acquisition agreement; and (p) other Investments in an aggregate amount not to exceed $400,000 in any fiscal year.

“Permitted Liens” means any and all of the following: (i) Liens in Our favor; (ii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided that such Liens do not have priority over any of Our Liens and You maintain adequate reserves in accordance with GAAP; (iii) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Your business and imposed without action of such parties, provided that the payment thereof is not yet required; (iv) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; and (v) Liens securing the Senior Loan Facility, provided that such Liens are subordinated to Us as evidenced by an Intercreditor Agreement acceptable to Us.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Promissory Note” has the meaning given to it in Section 2.

“PT” means Pacific Time.

“Secured Obligations” means Your obligation to repay to Us all Advances (whether or not evidenced by any Promissory Note), together with all principal, interest, fees, costs, professional fees and expenses, or other liabilities or obligations for monetary amounts owed by You to Us arising under this Agreement or the Promissory Notes, including the indemnity and insurance obligations in Sections 12, 15 and 21 hereof and including such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership or reorganization by or against You, whether due or to become due, matured or un-matured, liquidated or un-liquidated, contingent or non-contingent, and all covenants and duties of any kind or nature, present or future, arising under this Agreement, the Promissory Notes, or any of the other Loan Documents, as the same may from time to time be amended, modified, supplemented or restated, whether or not such obligations are partially or fully secured by the value of Collateral; provided, that the Secured Obligations shall not include any of Your Indebtedness or obligations arising under or in connection with the Excluded Agreements.

“Senior Loan Facility” means that certain Amended and Restated Loan and Security Agreement by and between Silicon Valley Bank and You dated as of October [ ], 2010 (as amended and supplemented from time to time, or restated).

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“Soft Costs” means freight, shipping, handling and installation costs associated with Equipment financed under this Agreement.

“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations on terms and conditions acceptable to Us, including without limiting the generality of the foregoing, subordination of such Indebtedness in right of payment to the prior payment in full of the Secured Obligations, the subordination of the priority of any Lien at any time securing such Indebtedness to Our Liens in Your assets and properties, and the subordination of the rights of the holder of such Indebtedness to enforce its junior Lien following an Event of Default hereunder pursuant to a written subordination agreement approved by Us.

“Trademarks” means all of the following property now owned or hereafter acquired by You or in which You now hold or hereafter acquire any interest: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) reissues, extensions or renewals thereof.

“Trademark License” means any written agreement granting to You any right to use any Trademark or Trademark registration now owned or hereafter acquired by You or in which You now hold or hereafter acquire any interest.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Unless otherwise defined herein or in the other Loan Documents terms that are defined in the UCC and used herein or in the other Loan Documents shall have the meanings given to them in the UCC.

“Warrant Agreement” means either the Warrant Agreement dated the date hereof between the Parties issued in connection with this Agreement or any other Warrant Agreement between the Parties issued in connection with this Agreement.

Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole, including all Exhibits, Annexes and Schedules, and not to any particular Section, subsection or other subdivision.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation,” the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by this Agreement and the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied.

(Signature Page to Follow)

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IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the day and year first above written.

BORROWERS:	You:	RINGCENTRAL, INC.

	Signature:	/s/ Robert Lawson

	Print Name:	Robert Lawson

	Title:	CFO

	You:	RCLEC, INC.

	Signature:	/s/ Robert Lawson

	Print Name:	Robert Lawson

	Title:	CFO & Treasurer

Accepted in Menlo Park, California:

LENDER:	Us:	TRIPLEPOINT CAPITAL LLC

	Signature:	/s/ Sajal Srivastava

	Print Name:	Sajal Srivastava

	Title:	Chief Operating Officer

[Signature Page to Plain English Equipment Loan and Security Agreement]

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EXHIBIT A

PLAIN ENGLISH PROMISSORY NOTE

This is a Plain English Promissory Note dated “[MONTH, DAY, YEAR]” by and between TRIPLEPOINT CAPITAL LLC AND RINGCENTRAL, INC. and RCLEC, INC. The words “We”, “Us”, “Our”, refer to the Lender, which is TRIPLEPOINT CAPITAL LLC. The words “You” or “Your” refers to the Borrower, which is RINGCENTRAL, INC. and RCLEC, INC., and not any individual. The words “the Parties” refers to both, TRIPLEPOINT CAPITAL LLC, RINGCENTRAL, INC. and RCLEC, INC.

PROMISSORY NOTE INFORMATION

Facility Name Equipment Loan Facility	Facility Number 0745-LO-	Promissory Note Number -LO-01H/S

Principal Amount $	Collateral Equipment See Exhibit A	Loan Term months

Interest Rate %	Payment Amount $ Interim Payment $ Advance Payment $[last monthly payment]	End of Term Payment $

Funding Date , 20	First Payment Date , 20	Maturity Date , 20

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CONTACT INFORMATION

Name TriplePoint Capital LLC	Address For Notices 2755 Sand Hill Rd., Ste. 150 Menlo Park, CA 94025 Tel: (650) 854-2090 Fax: (650) 854-2094	Contact Person Sajal Srivastava, COO

Customer Name RingCentral, Inc. RCLEC, Inc.	Central Billing Address 1400 Fashion Island Boulevard Suite 700 San Mateo, CA 94404	Contact Person Robert Lawson, CFO Tel: (650) 376-0007 Fax: (650) 376-0007 email: bob.lawson@ringcentral.com

FOR VALUE RECEIVED, Each of You, jointly and severally, hereby promise to pay to the order of TRIPLEPOINT CAPITAL LLC or the holder of this Plain English Promissory Note at 2755 Sand Hill Road, Ste. 150, Menlo Park, CA, 94025 or such other place of payment as the holder of this Plain English Promissory Note may specify from time to time in writing, in lawful money of the United States of America, the principal amount of             /100 Dollars ($            ) together with interest at      percent (    %) per annum from the date of this Plain English Promissory Note to maturity of each installment on the principal remaining unpaid, such principal and interest to be paid as stated on Page 1 of this Plain English Promissory Note and the attached amortization schedule. In addition to Your final payment, You will pay Us an amount equal to      percent (    %) of the principal amount of this Plain English Promissory Note. Interest shall be computed daily on the basis of a year consisting of 360 days for the actual number of days occurring in the period for which such interest is payable. Any payments made under this Plain English Promissory Note shall not be available for re-borrowing.

This Plain English Promissory Note is the Promissory Note referred to in, and is executed and delivered in connection with, that certain Plain English Equipment Loan and Security Agreement dated as of                     , 2012 by and between the Parties (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of that Loan Agreement and the other documents executed in connection with all principal, interest, fees or other liabilities owed by You to Us. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

You waive presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law.

This Plain English Promissory Note has been negotiated and delivered to Us and is payable in the State of California. This Plain English Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWERS:

YOU:	RINGCENTRAL, INC.

Signature:

Print Name:

Title:

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YOU:	RCLEC, INC.

Signature:

Print Name:

Title:

[ATTACH AMORTIZATION SCHEDULE]

[ATTACH EXHIBIT A—EQUIPMENT]

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EXHIBIT B

ADVANCE REQUEST

To:	TRIPLEPOINT CAPITAL LLC 2755 Sand Hill Road Ste. 150 Menlo Park, CA 94025 Attention: Customer Administrations Fax (650) 854-1850	Date:

RINGCENTRAL, INC., and RCLEC, INC., (collectively, “We” or “Us”), hereby request from TRIPLEPOINT CAPITAL LLC (“You”) an Advance in the amount of ($            ) on                     ,             (at least ten (10) business days from today) pursuant to the Plain English Equipment Loan and Security Agreement between the Parties (the “Loan Agreement”). Capitalized terms not otherwise defined herein shall have the meanings contained the Loan Agreement.

We instruct You to please:

(a)	Issue a check payable to Us

or

(b)	Transfer Funds to our account

Bank: Address: ABA Number: Account Number: Account Name:

We represent that:

•	No event or circumstance has occurred or exists which individually or together with any other event or circumstance, has had or could reasonably be expected to have a Material Adverse Effect;

•

The representations, covenants and warranties set forth in the Loan Agreement and in the Plain English Warrant Agreement are and shall be true, complete and correct on and as of the date the requested Advance is funded with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case, those representations and warranties remain true, complete and correct as of such date);

•	We are in compliance with all the terms and provisions set forth in any document related to this Advance (including, without limitation, Section 7 of the Loan Agreement); and

•

As of the date hereof and the date of the funding of the requested Advance, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both, would) constitute an Event of Default under the Loan Agreement; and

•

We understand and acknowledge that You have the right to review the financial information supporting this representation and based upon such review in our sole discretion You may decline to fund the requested Advance.

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We hereby represent that Our organizational status and locations are as set forth below:

Name:

Type of Organization:

State of Organization:

Organization File Number:

We hereby represent and warrant to You that the street addresses, cities, states and postal codes of Our current locations are as follows:

Chief Executive Office:

Principal Place of Business:

Locations of Collateral:

Executed this              day of                     ,              by:

WE:	RINGCENTRAL, INC.

Signature:

Print Name:

Title:

WE:	RCLEC, INC.

Signature:

Print Name:

Title:

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EXHIBIT C

YOUR NAME, LOCATIONS, AND OTHER INFORMATION

1. You hereby represent and warrant and to Us that Your current name and organizational status on the Closing Date is as follows:

Name: RingCentral, Inc.

Type of Organization: Corporation

State of Organization: California

Organization File Number: C2133478

Name: RCLEC, Inc.

Type of Organization: Corporation

State of Organization: Delaware

Organization File Number: 5101145

2. You hereby represent and warrant to Us that for five (5) years prior to the date of this Agreement, You did not do business under any other name or organization or form except the following:

Name: N/A

Used during dates of:

Type of Organization:

State of Organization:

Organization File Number:

3. Your fiscal year ends on December 31.

4. Your federal employer tax identification number is 94-3322844.

5. You hereby represent and warrant to Us that the street addresses, cities, states and postal codes of Your current locations and locations where any Collateral may be located as of the Closing Date are:

Chief Executive Office:	1400 Fashion Island Blvd., Suite 700, San Mateo, CA 94404

Principal Place of Business:	1400 Fashion Island Blvd., Suite 700, San Mateo, CA, 94404

Other Locations:	See Attached

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Other Locations of Collateral

1400 Fashion Island Blvd., 6th and 7th Floors

San Mateo, CA 94404

6400 South Fiddler’s Green Circle, Suite 250

Englewood, CO 80111

9 Great Oaks Blvd

San Jose, CA 95119

7990 Science Applications Ct.

Vienna, VA 22182

534 Stockton Ave

San Jose, CA 95126

13988 Diplomat Drive

Suite 180

Dallas TX 75234

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EXHIBIT D

CERTIFICATE OF COMPLIANCE

This Certificate of Compliance shall reference that certain Plain English Loan and Security Agreement dated as of                     , 20    , by and between TRIPLEPOINT CAPITAL LLC, RINGCENTRAL, INC. and RCLEC, INC. (the “Loan Agreement”). All terms not defined in this Certificate of Compliance shall have the same meanings as in the Loan Agreement. Pursuant to the terms of the Loan Agreement, RINGCENTRAL, INC. and RCLEC, INC. hereby certifies, the following as of                     , 20    :

•	We are in compliance as of the date of this Certificate of Compliance with all required covenants unless otherwise noted and attached to this Certificate of Compliance.

•

As of the date of this Certificate of Compliance all representations and warranties in the Loan Agreement are true and correct in all material respects except to the extent such representations and warranties expressly relate to an earlier date (in which case, those representations and warranties remain true as of such date).

•	The locations of all Equipment on the attached list and subject to the Loan Agreement are true and correct.

RINGCENTRAL, INC.

Signature:

Print Name:

Title:

RCLEC, INC.

Signature:

Print Name:

Title:

[ATTACH LIST OF EQUIPMENT]

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